UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2006

Columbia Equity Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 H Street, N.W., Suite 500, Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(202) 303-3080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 14, 2005, Columbia Equity Trust, Inc. (the "Company") filed a Current Report on Form 8-K announcing the entry by the Company into a material definitive agreement (the "1025 Vermont Purchase Agreement") with 1025 Vermont Investors, L.L.C. ("Investors") an affiliate of Cambridge Holdings Limited Partnership ("Cambridge") to acquire a twelve-story, approximately 115,000 square foot office building located in Washington, D.C. ("1025 Vermont").

On January 12, 2006, the Company completed the acquisition of 1025 Vermont from Investors. The purchase price was $34,050,000. In conjunction with the acquisition, the Company assumed an existing financing in the amount of $19.0 million at a fixed interest rate of 4.91% which matures in January 2010. The balance of the acquisition was funded with proceeds from the Company's revolving credit facility.

1025 Vermont is currently 97% leased to 27 tenants.

Item 7.01 Regulation FD Disclosure.

On January 13, 2006, the Company issued a press release announcing the acquisition described in Item 2.01 above. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The financial statements that are required to be filed pursuant to this item will be filed by amendment as soon as practicable, but in any event no later than 71 days after the date this report is required to be filed.

(b) Pro Forma Financial Information. The pro forma financial information this is required to be filed pursuant to this item will be filed by amendment as soon as practicable, but in any event no later than 71 days after the date this report is required to be filed.

(c) Exhibits.

The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No. Description
99.1 Press release, dated December 12, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Equity Trust, Inc.

January 17, 2006	By:	/s/ John A. Schissel

Name: John A. Schissel
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated January 13, 2006